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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K
                          ----------------------------


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


                         Date of Report: April 16, 1999
                        (Date of earliest event reported)

                          -----------------------------



                          CARDIAC CONTROL SYSTEMS, INC.
             (Exact Name of Registrant as specified in its charter)
                          -----------------------------


           Delaware                       0-14653                 74-2119162
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)



                    3 COMMERCE BOULEVARD, PALM COAST, FLORIDA
                 32164 (Address of Principal Executive Offices,
                                    Zip Code

                                 (904) 445-5450
              (Registrant's Telephone Number, including area code)

                          -----------------------------



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Item 5.           Other Events.

     In a press release dated April 16, 1999, Cardiac Control Systems, Inc. (CDCS - OTC Bulletin Board) announced that efforts towards merging their company with Electro-Catheter Corporation (ECTH - OTC Bulletin Board) of Rahway New Jersey have been terminated. The reason for termination is that all conditions of the Merger Agreement and Proxy agreed upon by both companies and voted on by shareholders of both companies were not met.

     As a condition to completion of the merger, a minimum of $4 million in financing was to be raised through a combination of debt and equity on terms that were acceptable to both Cardiac and Electro. Although sources for these funds were identified and committed, one of these sources, accounting for over 25% of the new funding, placed conditions which were unacceptable to at least one of the parties. Thus the total $4 million was not raised, and the merger could not be completed.

     In addition, Cardiac has temporarily ceased operations pending review of further alternatives for the company. The company is currently in negotiation with another party under which a joint venture could be formed, allowing Cardiac to continue business in a reduced operating structure.



SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  April 20, 1999            Signed:  /s/ Alan J. Rabin
       --------------                     --------------------------------------
                                          Alan J. Rabin
                                          President and Chief Executive Officer